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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                DECEMBER 5, 2000
                                (Date of Report)

                             R&B Falcon Corporation
             (Exact name of registrant as specified in its charter)



            DELAWARE                                 1-13729                                76-0544217
          (State or other                          (Commission                            (I.R.S. Employer
          jurisdiction of                           File Number)                         Identification No.)
          incorporation)


                                901 THREADNEEDLE
                              HOUSTON, TEXAS 77079
               (Address of principal executive offices) (Zip Code)

                                 (281) 496-5000
                         (Registrant's telephone number,
                              including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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         ITEM 5. OTHER EVENTS

         On November 30, 2000, R&B Falcon Corporation (the "Company") announced that the cash tender offer of its 13-7/8% Senior Cumulative Redeemable Preferred Stock (the "Preferred Stock"), which commenced on October 27, 2000, expired at 5:00 p.m. (Eastern Time) on Wednesday, November 29, 2000. A total of 369,307.049 shares, out of a total of 369,343.099 outstanding shares, of the Preferred Stock were tendered in the tender offer.

         The Company accepted all of the tendered shares of Preferred Stock under the terms of the tender offer. The settlement date for the payment of the tender offer price of $1,300 per share was Friday, December 1, 2000. The remaining 36.050 shares of Preferred Stock that were not tendered in the tender offer will be redeemed on December 15, 2000 at a price of $1,156.09 per share. The transaction is described in the press release attached hereto as Exhibit 99.1.

         ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) - (b) Neither financial statements nor pro forma financial information are required to be filed with this report.

         (c)   Exhibits.
               --------

                99.1 Press Release issued by Registrant dated November 30, 2000 announcing the results of the cash tender offer of the Registrant's 13-7/8% Senior Cumulative Redeemable Preferred Stock.



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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                  R&B FALCON CORPORATION

                                  (Registrant)







Dated: December 4, 2000           By: /s/ Tim W. Nagle
                                      -------------------------------------
                                      Tim W. Nagle, Executive Vice President and
                                      Chief Financial Officer







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                                  EXHIBIT INDEX




                Exhibit                           Description
               --------                           -----------

                99.1 Press Release issued by Registrant dated November 30, 2000 announcing the results of the cash tender offer of the Registrant's 13-7/8% Senior Cumulative Redeemable Preferred Stock.